FOR IMMEDIATE RELEASE	CONTACT: Michael L. Middleton
Chief Executive Officer
888.745.2265

TRI-COUNTY FINANCIAL CORPORATION ANNOUNCES

RESULTS OF OPERATIONS FOR FOURTH QUARTER AND YEAR

Waldorf, Maryland, January 22, 2013 – Tri-County Financial Corporation (OTCBB: TCFC) (the “Company”), the holding company for Community Bank of Tri-County (the “Bank”), reported consolidated net income available to common shareholders for the quarter ended December 31, 2012 of $1,420,568, or $0.47 per common share (diluted), compared to $442,601, or $0.15 per common share (diluted), for the quarter ended December 31, 2011. The $977,967 increase was primarily attributable to increased net interest income and decreased noninterest expense partially offset by increased income tax expense and provision for loan losses.

Consolidated net income available to common shareholders for the year ended December 31, 2012 increased $2,300,938 or 92.45%, to $4,789,914, or $1.57 per common share (diluted), compared to $2,488,976, or $0.82 per common share (diluted), for the year ended December 31, 2011. The increase was primarily attributable to an increase in net interest income, as a result of the Bank’s increased average asset size and decreased cost of funds, and noninterest income and a decrease in the provision for loan losses partially offset by increased income tax expense and noninterest expense, due to one-time conversion costs incurred during the first six months of the year in connection with a change of the Bank’s data processing system.

“Tri-County Financial Corporation’s annualized returns on common equity were 9.85% and 9.61% for the third and fourth quarters of 2012. For the year, our return on equity was 8.29%. Our earnings per share at $1.57 per share was $0.75 better than last year and our best performance since 2007,” stated Michael Middleton, Chairman and Chief Executive Officer.

“Net interest margin and net interest income increased in every quarter this year. Net interest income of $29.7 million was up $2.9 million, or 10.62%, from a year ago primarily due to increased average loan balances and reduced funding costs,” stated William Pasenelli, President and Chief Financial Officer. “Reducing funding costs was key to Tri-County Financial Corporation’s $2.3 million dollar increase in net income available to common shareholders to $4.8 million for 2012 compared to 2011. The Company’s average retail deposit costs decreased 39 basis points from 1.40% for 2011 to 1.01% for 2012. We believe that the positive net interest income trends should continue in 2013.”

Operations – Year Ended December 31, 2012 compared to 2011

The increase in net income available to common shareholders of $2,300,938 to $4,789,914 for 2012 compared to 2011 was attributable to increases in net interest income due to larger average loan portfolio balances and a lower cost of funds, a lower provision for loan losses, an increase in noninterest income and a decrease in preferred stock dividends. These positive impacts to income available to common shareholders were partially offset by increases in noninterest expense and income tax expense.

Interest and dividend income increased by $333,487 to $40,292,881 for 2012 compared to $39,959,394 for 2011. The increase was attributable to growth of $59.9 million in the average balance of interest-earning assets from $836.2 million for 2011 to $896.1 million for 2012. The positive impact of interest-earning asset growth was partially offset by a reduction in the average yield on interest-earning assets from 4.78% for 2011 to 4.50% for 2012 due to the low interest rate environment.

Interest expense decreased $2,516,804 to $10,604,238 for 2012 compared to $13,121,042 for 2011 due to a reduction in the average cost of funds on interest-bearing liabilities from 1.73% for 2011 to 1.32% for 2012. This was achieved by a decrease in the average rates paid on certificates of deposits and money market accounts, which declined from 1.94% and 1.00%, respectively, for 2011 to 1.60% and 0.54%, respectively, for 2012. The decline in the average cost of funds was partially offset by higher average deposit portfolio balances. Average customer deposits increased $41.0 million from $683.4 million for 2011 to $727.4 million for 2012. The Company has been successful in increasing its core deposits and reducing the cost of funds in the low interest rate environment over the last several years and has limited the effect of the lower interest rate environment on loan rates through pricing and interest rate floors.

The Company’s provision for loan losses decreased $1,558,470 from $4,087,151 2011 to $2,528,681 for 2012 and reflected a decrease in the allowance for specific nonperforming loans based on management’s estimate of realizable value and a decrease in charge-offs and delinquent loans. Net charge-offs decreased $2,164,492 from $4,101,257 for 2011 to $1,936,765 for 2012. The Company’s delinquency rate improved from 2.09% at December 31, 2011 to 1.57% at December 31, 2012, as problem loans were charged-off, transferred to foreclosed real estate (“OREO”) or worked out. The Company’s allowance for loan losses increased from 1.07% of loan balances at December 31, 2011 to 1.09% of loan balances at December 31, 2012.

Noninterest income totaled $4,410,027 for 2012 compared to $4,193,040 for 2011. The increase of $216,987 was due to the growth of service charges of $107,171, loan fees of $178,214 and gains on loans held for sale of $341,723, partially offset by a decrease in net gains on the sale of OREO of $365,988 and a decrease in other revenues of $44,133.

Noninterest expense increased $1,554,648 to $23,803,850 2012 from 2011. The increase was primarily due to growth in employee compensation of $2,404,038, increased data processing of $245,355 and increased depreciation of $245,750, partially offset by a decrease in OREO valuation allowance expense of $1,289,022. Employee compensation 2012 totaled $13,486,424 compared to $11,082,386 for 2011. Employee compensation increased from 55.98% of noninterest expense, excluding OREO expenses, in 2011 to 58.55% for 2012. Employee compensation and data processing fees increased to support the growth of the Bank and greater regulatory compliance costs for both existing regulation and the initial impact of the Dodd-Frank Act. Data processing increased from the comparable period in 2011 due mostly to conversion-related costs for a change of the Bank’s data processing system.

“The Company’s efficiency ratio during the third and fourth quarters of 2012 decreased to annualized levels of 64.75% and 64.00%, respectively. During the second half of 2012, our efficiency ratio decreased to more traditional levels as net interest income and noninterest income increased and operating expenses returned to normalized levels after the impact of one-time conversion expenses for a change of the Bank’s data processing system,” stated Todd Capitani, Executive Vice President and Chief Financial Officer for Community Bank of Tri-County.

The Company’s preferred stock dividends decreased $472,488 to $200,000 for 2012 from $672,488 for 2011. The decrease was due to the Company’s participation in the Small Business Lending Fund (the “SBLF”) and payoff of Troubled Assets Relief Program Capital Purchase Program (“TARP”) during the third quarter of 2011.

Operations – Quarter Ended December 31, 2012 compared to 2011

The increase in net income available to common shareholders of $977,967 to $1,420,568 for the quarter ended December 31, 2012 compared to the same period in 2011 was primarily attributable to increases in net interest income, due to a lower cost of funds, and a decrease in noninterest expense. These positive impacts were partially offset by increases in the provision for loan losses and income tax expense.

Net interest income increased $1,182,267 to $7,919,136 for the quarter ended December 31, 2012 compared to $6,736,869 for the quarter ended December 31, 2011 as the Bank’s cost of funds decreased at a greater rate than the decrease in loan yields.

Interest and dividend income increased by $106,634 to $10,195,299 for the quarter ended December 31, 2012 compared to $10,088,665 for the quarter ended December 31, 2011. An increase of $35.1 million in the average balance of loans was the principal driver of the positive impact on interest income. Average yields on interest-earning assets decreased from 4.57% for the quarter ended December 31, 2011 to 4.56% for the quarter ended December 31, 2012.

Interest expense decreased $1,075,633 to $2,276,163 for the quarter ended December 31, 2012 compared to $3,351,796 for the quarter ended December 31, 2011 due principally to a reduction in the average cost of funds of $780,733. Average rates in interest-bearing liabilities decreased from 1.68% for the quarter ended December 31, 2011 to 1.15% for the quarter ended December 31, 2012. This was achieved primarily by a decrease in the average rates paid on certificates of deposits and money market accounts, which declined from 1.89% and 0.95%, respectively, for the quarter ended December 31, 2011 to 1.48% and 0.37%, respectively, for the quarter ended December 31, 2012. Additionally, interest expense decreased $294,900 from the comparable quarter in 2011 due to lower average deposit and debt balances. Average customer deposits and debt decreased $3.1 million and $1.9 million, respectively, to $721.5 million and $60.6 million for the quarter ended December 31, 2012.

The provision for loan losses increased $459,295 from the comparable period in 2011 to $1,005,101 for the quarter ended December 31, 2012. The increase was primarily due to increases in the allowance for specific nonperforming loans based on management’s estimate of realizable value and an increase in charge-offs. Net charge-offs increased $706,632 from $147,663 for the quarter ended December 31, 2011 to $854,295 for the quarter ended December 31, 2012.

Noninterest income decreased $79,053 to $1,364,705 for the quarter ended December 31, 2012 compared to $1,443,758 for the quarter ended December 31, 2011. The decrease was principally due to a decrease of $230,853 in net gains on the sale of foreclosed real estate from $416,121 for the quarter ended December 31, 2011 to $185,268 for the quarter ended December 31, 2012. This was partially offset by increases in service charges and loan fees of $169,215.

Noninterest expense decreased $995,325 to $5,941,961 for the quarter ended December 31, 2012 from the comparable period in 2011. The fourth quarter decrease was primarily due to a reduction in OREO valuation allowance expense of $1,287,665 from $1,304,644 for the quarter ended December 31, 2011 to $16,979 for the quarter ended December 31, 2012. A net decrease in fourth quarter 2012 other expenses of $357,604 from the comparable period in 2011 was partially offset by increased salary and employee benefits of $649,944.

Financial Condition at December 31, 2012 compared to December 31, 2011

Total assets at December 31, 2012 remained relatively flat at $981,639,212 compared to $983,479,723 at December 31, 2011. Gross loan growth of $38,012,144 from $718,540,175 at December 31, 2011 to $756,552,319 at December 31, 2012 was due to net new loans of $49,283,427 in commercial real estate and $13,120,045 in residential mortgages partially offset by decreases of $13,810,450 in commercial loans, $4,926,083 in construction and land development loans, $3,493,069 in commercial equipment loans and a net decrease in other loan categories of $2,161,726.

The Bank had 34 nonperforming loans (90 days or greater delinquent) totaling $8,717,017 at December 31, 2012 compared to 35 nonperforming loans totaling $9,510,617 at December 31, 2011. The net decrease of $793,600 was due to reductions of 90 days or greater delinquency in commercial real estate of $1,338,695, construction and land development of $1,413,550 and other loan categories of $240,162, partially offset by increases in nonperforming commercial loans of $1,468,174 and residential first mortgages of $730,633. Nonperforming commercial loans totaled $3,732,090 at December 31, 2012 of which $3,493,266, or 93.60%, are attributed to two well-secured customer relationships. Total nonperforming loans as a percentage of total loans decreased 17 basis points from 1.32% at December 31, 2011 to 1.15% at December 31, 2012. The Company’s allowance for loan losses increased from 1.07% of loans at December 31, 2011 to 1.09% of loans at December 31, 2012 due to an increase in average loan balances and adjustments to the general allowance factors to reflect changes in historical loss and delinquency rates and general economic conditions.

The Bank categorized six performing loans totaling $4,424,388 as nonaccrual loans at December 31, 2012. These six loans represent one well-secured commercial relationship with no specific reserves in the allowance due to the Bank's superior credit position with underlying collateral. It is management’s belief that there is no current risk of loss to the Bank for this relationship. These loans were classified as nonaccrual loans due to the customers operating results. There were no performing nonaccrual loans at December 31, 2011.

The OREO balance was $6,891,353 at December 31, 2012, an increase of $1,862,840 compared to December 31, 2011, consisting of additions of $4,020,494 offset by valuation allowances of $674,205 to adjust properties to current appraised values and disposals of $1,483,449. OREO carrying amounts reflect management’s estimate of the realizable value of these properties incorporating current appraised values, local real estate market conditions and related costs.

Total deposits decreased by 0.85%, or $7,022,913, to $820,230,288 at December 31, 2012 compared to $827,253,201 at December 31, 2011. Transaction accounts continued to increase as a percentage of total deposits during the fourth quarter and have increased from 44.94% at December 31, 2011 to 50.57% at December 31, 2012.

During the year ended December 31, 2012, stockholders’ equity increased $3,593,163 to $79,047,261. The increase in stockholders’ equity was due to net income of $4,989,914 and net stock related activities of $175,235, partially offset by payments of common stock dividends of $1,216,570, preferred stock dividends of $205,001 and adjustments to other comprehensive income of $150,415. Common stockholders' equity of $59,047,261 at December 31, 2012, resulted in a book value of $19.34 per common share. The Company remains well-capitalized at December 31, 2012 with a Tier 1 capital to average asset ratio of 9.39%.

About Tri-County Financial Corporation - The Company is the bank holding company for Community Bank of Tri-County, which conducts business through its main office in Waldorf, Maryland, and ten branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby, California, Maryland; and Dahlgren, Virginia.

Forward-looking Statements - This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

Data is unaudited as of December 31, 2012. This selected information should be read in conjunction with the financial statements and notes included in the Company's Annual Report to Shareholders for the year ended December 31, 2011.

TRI-COUNTY FINANCIAL CORPORATION

	Years Ended
	December 31, 2012	December 31, 2011	$ Variance	% Variance
Operations Data:	(Unaudited)
Interest and dividend income	$40,292,881	$39,959,394	$333,487	0.83%
Interest expense	10,604,238	13,121,042	(2,516,804)	(19.18%)
Net interest income	29,688,643	26,838,352	2,850,291	10.62%
Provision for loan losses	2,528,681	4,087,151	(1,558,470)	(38.13%)
Noninterest income	4,410,027	4,193,040	216,987	5.17%
Noninterest expense	23,803,850	22,249,202	1,554,648	6.99%
Income tax expense	2,776,225	1,533,575	1,242,650	81.03%
Net income	4,989,914	3,161,464	1,828,450	57.84%
Net income available to common shareholders	$4,789,914	$2,488,976	2,300,938	92.45%
Return on average assets	0.52%	0.35%
Return on average common equity	8.29%	4.46%
Interest rate spread	3.18%	3.05%
Net interest margin	3.31%	3.21%
Share Data:
Basic net income per common share	$1.57	$0.83
Diluted net income per common share	$1.57	$0.82
Weighted average common shares outstanding:
Basic	3,043,039	3,016,286
Diluted	3,055,362	3,052,810

TRI-COUNTY FINANCIAL CORPORATION

	Quarters Ended
	December 31, 2012	December 31, 2011	$ Variance	% Variance
Operations Data:	(Unaudited)
Interest and dividend income	$10,195,299	$10,088,665	$106,634	1.06%
Interest expense	2,276,163	3,351,796	(1,075,633)	(32.09%)
Net interest income	7,919,136	6,736,869	1,182,267	17.55%
Provision for loan losses	1,005,101	545,806	459,295	84.15%
Noninterest income	1,364,705	1,443,758	(79,053)	(5.48%)
Noninterest expense	5,941,961	6,937,286	(995,325)	(14.35%)
Income tax expense	866,211	203,823	662,388	324.98%
Net income	1,470,568	493,712	976,856	197.86%
Net income available to common shareholders	$1,420,568	$442,601	977,967	220.96%
Return on average assets	0.61%	0.21%
Return on common average equity	9.61%	3.16%
Interest rate spread	3.42%	2.89%
Net interest margin	3.54%	3.05%
Share Data:
Basic net income per common share	$0.47	$0.15
Diluted net income per common share	$0.47	$0.15
Weighted average common shares outstanding:
Basic	3,044,212	3,015,672
Diluted	3,053,559	3,039,749

TRI-COUNTY FINANCIAL CORPORATION

	As of December 31, 2012	As of December 31, 2011	$ Variance	% Variance
Financial Condition Data:	(Unaudited)
Total assets	$981,639,212	$983,479,723	$(1,840,511)	(0.19%)
Cash, federal funds sold and interest-bearing deposits	11,295,655	19,118,189	(7,822,534)	(40.92%)
Securities	159,825,097	195,344,451	(35,519,354)	(18.18%)
Loans receivable, net	747,640,752	710,088,775	37,551,977	5.29%
Premises and equipment	19,782,236	16,440,902	3,341,334	20.32%
Foreclosed real estate (OREO)	6,891,353	5,028,513	1,862,840	37.05%
Total liabilities	902,591,951	908,025,625	(5,433,674)	(0.60%)
Total deposits	820,230,288	827,253,201	(7,022,913)	(0.85%)
Short-term borrowings	1,000,000	-	1,000,000	n/a
Long-term debt	60,527,208	60,576,595	(49,387)	(0.08%)
Junior subordinated debentures	12,000,000	12,000,000	-	0.00%
Small Business Lending Fund (SBLF) preferred stock	20,000,000	20,000,000	-	0.00%
Common equity	59,047,261	55,454,098	3,593,163	6.48%
Total stockholders’ equity	$79,047,261	$75,454,098	$3,593,163	4.76%
Book value per common share	$19.34	$18.32
Common shares outstanding	3,052,416	3,026,557
Tier 1 capital to average assets	9.39%	9.17%
Total capital to risk-weighted assets	12.84%	12.69%
Nonperforming loans (NPLs)	$8,717,018	$9,510,617	$(793,599)	(8.34%)
Nonperforming assets (NPLs + OREO)	15,608,371	14,539,130	1,069,241	7.35%
Troubled debt restructures (TDRs)	4,515,443	11,913,041	(7,397,598)	(62.10%)
Allowance for loan losses to total loans	1.09%	1.07%
Past due loans (PDLs) to total loans (31 to 89 days)	0.42%	0.76%
Nonperforming loans (NPLs) to total loans (>=90 days)	1.15%	1.32%
Total loan delinquency (PDLs + NPLs) to total loans	1.57%	2.09%
Allowance for loan losses to nonperforming loans	94.61%	80.49%
Nonperforming assets (NPLs +OREO) to total assets	1.59%	1.48%
Nonperforming assets to gross loans + OREO	2.04%	2.01%
Nonperforming assets + TDRs to total assets (a)	2.05%	2.61%

(a) Ratio was adjusted for December 31, 2011 to remove $799,715 of duplication of loans that are both nonperforming and troubled debt restructures.